     As filed with the Securities and Exchange Commission on May 26, 1994.
                                          Registration No. 33-__________________
- --------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-8
                        REGISTRATION STATEMENT UNDER THE
                             SECURITIES ACT OF 1933

                             ---------------------

                            STERLING SOFTWARE, INC.
             (Exact name of registrant as specified in its charter)
           Delaware                               75-1873956
  (State or other jurisdiction                 (I.R.S. Employer
of incorporation or organization)           Identification Number)

      8080 North Central Expressway
               Suite 1100                         75206-1895
             Dallas, Texas                        (Zip Code)
(Address of principal executive offices)

                              --------------------
              STERLING SOFTWARE, INC. INCENTIVE STOCK OPTION PLAN
            STERLING SOFTWARE, INC. NON-STATUTORY STOCK OPTION PLAN
                           (Full title of each Plan)

                            Jeannette P. Meier, Esq.
                           Executive Vice President,
                         Secretary and General Counsel
                         8080 North Central Expressway
                                   Suite 1100
                           Dallas, Texas  75206-1895
                    (Name and address of agent for service)

                                 (214) 891-8600
                          (Telephone number, including
                        area code, of agent for service)

                          ___________________________

                                   COPIES TO:
                            Charles D. Maguire, Jr.
                            Jackson & Walker, L.L.P.
                          901 Main Street, Suite 6000
                              Dallas, Texas  75202

               APPROXIMATE DATE OF PROPOSED COMMENCEMENT OF SALES
                             PURSUANT TO THE PLANS:
     From time to time after this Registration Statement becomes effective.

                        CALCULATION OF REGISTRATION FEE

- -----------------------------------------------------------------------------------------------------
     Title of                             Proposed Maximum       Proposed Maximum
 Securities to be      Amount to be      Offering Price Per     Aggregate Offering      Amount of
    Registered          Registered           Share(1)               Price (1)        Registration Fee
- -----------------------------------------------------------------------------------------------------
Common Stock,
$0.10 par value      1,750,000 shares           $30.00              $52,500,000          $18,103
- -----------------------------------------------------------------------------------------------------

(1) Estimated solely for the purpose of calculating the registration fee. Pursuant to Rules 457(c) and 457(h), the offering price and registration fee are computed on the basis of the average of the high and low prices of the Common Stock, as reported by the New York Stock Exchange, on
    May 24, 1994.

   Pursuant to General Instruction E of Form S-8, this Registration Statement incorporates by reference the contents of the Registrant's Registration Statement No. 33-47131 on Form S-8.

PROSPECTUS

                                4,374,725 Shares

                            STERLING SOFTWARE, INC.

                                  Common Stock


   This Prospectus has been prepared by Sterling Software, Inc., a Delaware corporation (the "Company"), for use upon resale by certain officers and directors of the Company (the "Selling Stockholders") of up to 4,374,725 shares of Common Stock, par value $0.10 per share (the "Common Stock"), of the Company. The Selling Stockholders have acquired and/or may in the future acquire shares of Common Stock from the Company pursuant to the exercise of outstanding options heretofore granted and options to be hereafter granted to the Selling Stockholders pursuant to the provisions of the Company's Incentive Stock Option Plan (as amended to date, the "Incentive Plan") and/or the Company's Non-Statutory Stock Option Plan (as amended to date, the "Non-Statutory Plan"). The Incentive Plan and the Non-Statutory Plan are sometimes collectively referred to herein as the "Plans."

   It is anticipated that each of the persons named herein under the caption "Selling Stockholders" directly, through agents designated from time to time, or through brokers, dealers or underwriters also to be designated, may sell the Common Stock from time to time on terms to be determined at the time of sale.
To the extent required, the specific Common Stock to be sold, names of the Selling Stockholders, purchase price, public offering price, the names of any such agent, dealer or underwriter, and any applicable commission or discount with respect to a particular offer will be set forth in an accompanying Prospectus Supplement. See "Plan of Distribution." The Common Stock is listed for trading on the New York Stock Exchange (the "NYSE") and may be sold from time to time by the Selling Stockholders either directly in private transactions, or through one or more brokers or dealers on the NYSE, at such prices and upon such terms as may be obtainable.

   Upon any sale of the Common Stock offered hereby, the Selling Stockholders and participating agents, brokers or dealers may be deemed to be underwriters as that term is defined in the Securities Act of 1933, as amended (the "Securities Act"), and commissions or discounts or any profit realized on the resale of such securities purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. The Company, however, understands that the Selling Stockholders do not admit that they are underwriters within the meaning of the Securities Act. The Company will not receive any of the proceeds from the sales by Selling Stockholders.



  THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THE PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

  The date of this Prospectus is May 26, 1994.

                             AVAILABLE INFORMATION

  The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith, files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Such reports, proxy statements and other information can be inspected and copied at the public reference facilities maintained by the Commission at Judiciary Plaza, 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549, and at the regional offices of the Commission at Northwestern Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60611, and at 7 World Trade Center, Suite 1300, New York, New York 10048. Copies of such materials can also be obtained from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C., at prescribed rates. The Common Stock is listed on the NYSE. Reports, proxy statements and other information concerning the Company can also be inspected at the offices of the NYSE at 20 Broad Street, New York, New York 10005.

  The Company has filed with the Commission a Registration Statement on Form S-8 (together with all amendments and exhibits thereto, the "Registration Statement") under the Securities Act with respect to the offer and sale of the Common Stock to be issued pursuant to the Plans. As permitted by the rules and regulations of the Commission, this Prospectus does not contain all of the information set forth or incorporated by reference in the Registration Statement. Copies of the Registration Statement are available from the Public Reference Section of the Commission at prescribed rates.

  The Company's principal executive offices are located at 8080 N. Central Expressway, Suite 1100, Dallas, Texas 75206, and its telephone number is (214) 891-8600.


                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

  The following documents, which have been filed with the Commission by the Company, are incorporated herein by reference and made a part hereof:

     (i) Annual Report on Form 10-K for the year ended September 30, 1993, as amended by Form 10-K/A Amendment No. 1, filed January 26, 1994;

     (ii) Quarterly Report on Form 10-Q for the quarter ended December 31, 1993;

     (iii) Quarterly Report on Form 10-Q for the quarter ended March 31, 1994, as amended by Form 10-Q/A Amendment No. 1, filed May 16, 1994; and

     (iv) the description of the Company's Common Stock contained in the Company's Registration Statement on Form 8-A (No. 0-108465), filed March 7, 1990.

     All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act subsequent to the date of this Prospectus and prior to the termination of the offering of Common Stock to be made hereunder shall be deemed to be incorporated herein by reference and made a part hereof from the date of filing of such documents. Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for all purposes of this Prospectus to the extent that a statement contained herein or therein or in any other subsequently filed document that also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

     The Company will provide, without charge, to each person to whom a copy of this Prospectus is delivered, upon the written or oral request of such person, a copy of any or all of the documents incorporated herein by reference (other than exhibits to such documents, unless such exhibits are specifically incorporated by reference into the information that this Prospectus incorporates). Written or telephonic requests for copies should be directed to the Company's principal office: Sterling Software, Inc., 8080 N. Central Expressway, Suite 1100, Dallas, Texas 75206, Attention: Jeannette P. Meier, Executive Vice President, Secretary and General Counsel (telephone: (214) 891-
8600).


                                USE OF PROCEEDS

     The Company will not receive any proceeds from the sale of the Common Stock offered hereby.


                              SELLING STOCKHOLDERS

     The following officers and directors of the Company are eligible to receive shares of the Company's Common Stock upon exercise of options granted under the
Plans:

                                                                    COMMON STOCK
                                                                     OFFERED FOR    AMOUNT AND
                                                     OWNERSHIP OF      SELLING      PERCENTAGE
                                                     COMMON STOCK   STOCKHOLDERS'   OF CLASS OF
                               POSITION WITH           PRIOR TO     ACCOUNT UPON      AFTER
NAME                            THE COMPANY          OFFERING (1)     EXERCISE     OFFERING (2)
- -----------------------  --------------------------  -------------  -------------  -------------
Warner C. Blow           Executive Vice President         243,750         243,750        -0- *
Richard Connelly         Vice President and             28,000 (3)         20,625     7,375 (3)*
                         Controller
Robert J. Donachie       Director                          41,100          41,000        100 *

George H. Ellis          Executive Vice President      188,750 (4)        108,750    80,000 (4)*
                         and Chief Financial
                         Officer
Werner L. Frank          Executive Vice President         302,741         302,000        741 *
Michael C. French        Director                          65,400          65,000        400 *
Vicki L. Hill            Vice President, Treasurer      26,438 (5)         20,750     5,688 (5)*
Albert K. Hoover         Vice President, Assistant      22,188 (6)          5,938    16,250 (6)*
                         Secretary and Assistant
                         General Counsel
James E. Jenkins, Jr.    Vice President, Tax, and       22,250 (7)          9,375    12,875 (7)*
                         Assistant Secretary
Edward J. Lott           Executive Vice President         130,750         130,750        -0- *
Jeannette P. Meier       Executive Vice President,     142,950 (8)         94,150    48,800 (8)*
                         Secretary and General
                         Counsel
Phillip A. Moore         Executive Vice President,        184,149         153,000     31,149 *
                         Technology, and Director
William D. Plumb         Executive Vice President      200,050 (9)          4,250        195,800 (9)*
Geno P. Tolari           Executive Vice President     202,500 (10)        102,500        100,000 (10)*
Anne Vahala              Vice President, Corporate     29,000 (11)            750         28,250 (11)*
                         Communications
Sterling L. Williams     President, Chief             804,000 (12)        500,000       304,000 (12)
                         Executive                                                       (1.5 %)
                         Officer and Director

Evan A. Wyly             Director                          92,754          40,000     52,754 *

- ------------
*  Indicates shares held are less than 1% of class.

(1) Based on ownership as of April 30, 1994. Includes shares to be acquired upon exercise of options granted under the Plans, some of which are not exercisable within 60 days of the date of this Prospectus.
(2) Based on 20,160,902 shares of Common Stock outstanding as of April 30, 1994. Assumes the exercise of all options granted under the Plans and the sale of the Common Stock acquired thereby.
(3) Includes 7,375 shares purchasable pursuant to options granted under the Company's 1992 Non-Statutory Stock Option Plan, some of which are not exercisable within 60 days of the date of this Prospectus.
(4) Includes 80,000 shares purchasable pursuant to options granted under the Company's 1992 Non-Statutory Stock Option Plan, some of which are not exercisable within 60 days of the date of this Prospectus.
(5) Includes 4,688 shares purchasable pursuant to options granted under the Company's 1992 Non-Statutory Stock Option Plan, some of which are not exercisable within 60 days of the date of this Prospectus.
(6) Includes 16,250 shares purchasable pursuant to options granted under the Company's 1992 Non-Statutory Stock Option Plan, some of which are not exercisable within 60 days of the date of this Prospectus.
(7) Includes 12,875 shares purchasable pursuant to options granted under the Company's 1992 Non-Statutory Stock Option Plan, some of which are not exercisable within 60 days of the date of this Prospectus.

(8) Includes 48,800 shares purchasable pursuant to options granted under the Company's 1992 Non-Statutory Stock Option Plan, some of which are not exercisable within 60 days of the date of this Prospectus.
(9) Includes 195,800 shares purchasable pursuant to options granted under the Company's 1992 Non-Statutory Stock Option Plan, some of which are not exercisable within 60 days of the date of this Prospectus.
(10) Includes 100,000 shares purchasable pursuant to options granted under the Company's 1992 Non-Statutory Stock Option Plan, some of which are not exercisable within 60 days of the date of this Prospectus.
(11) Includes 28,250 shares purchasable pursuant to options granted under the Company's 1992 Non-Statutory Stock Option Plan, some of which are not exercisable within 60 days of the date of this Prospectus.
(12) Includes 300,000 shares purchasable pursuant to options granted under the Company's 1992 Non-Statutory Stock Option Plan, all of which are exercisable within 60 days of the date of this Prospectus.

Information relating to any additional Selling Stockholders will be provided by a Prospectus Supplement.

                              PLAN OF DISTRIBUTION

     The Common Stock offered hereby may be sold from time to time to purchasers directly by any of the Selling Stockholders. Alternatively, the Selling Stockholders may from time to time offer the Common Stock through underwriters, dealers or agents, who may receive compensation in the form of underwriting discounts, concessions or commissions from the Selling Stockholders and/or the purchasers of the Common Stock for whom they may act as agent. The Selling Stockholders and any underwriters, dealers or agents that participate in the distribution of the Common Stock may be deemed to be underwriters under the Securities Act, and any profit on the sale of the Common Stock by them and any discounts, commissions or concessions received by any such underwriters, dealers or agents might be deemed to be underwriting discounts and commissions under the Securities Act.

     At the time a particular offer of the Common Stock is made, to the extent required, a Prospectus Supplement will be distributed that will set forth the number of shares of Common Stock being offered and the terms of the offering, including the name or names of any underwriters, dealers or agents, any discounts, commissions and other items constituting compensation from the Selling Stockholders and any discounts, commissions or concessions allowed or re-allowed or paid to dealers.

     The Common Stock may be sold from time to time in one or more transactions at a fixed offering price, which may be changed, or at varying prices determined at the time of sale or at negotiated prices.


                                 LEGAL MATTERS

     Certain legal matters in connection with the validity of the Common Stock offered hereby have been passed upon for the Company by Jackson & Walker, L.L.P., Dallas, Texas. Michael C. French, a partner in Jackson & Walker, L.L.P., is a director of the Company.

                                 EXPERTS

          The consolidated financial statements and financial statement schedules of the Company appearing in the Company's Annual Report on Form 10-K for the year ended September 30, 1993, as amended by Form 10-K/A Amendment No. 1, filed January 26, 1994, have been audited by Ernst & Young, independent auditors, as set forth in their reports thereon included therein and incorporated by reference herein, which, as to the years 1992 and 1991, are based in part on the report of Arthur Andersen & Co., independent public accountants. Such consolidated financial statements and schedules are incorporated herein by reference in reliance upon such reports given upon the authority of such firms as experts in accounting and auditing.


                                INDEMNIFICATION

          Section 145 of the Delaware General Corporation Law empowers a corporation to indemnify its directors and officers or former directors or officers and to purchase insurance with respect to liability arising out of their capacity or status as directors and officers. Such law provides further that the indemnification permitted thereunder shall not be deemed exclusive of any other rights to which the directors and officers may be entitled under a corporation's certificate of incorporation, bylaws, any agreement or otherwise.

          Article IX of the Company's Certificate of Incorporation, as amended, provides that, to the fullest extent permitted by the Delaware General Corporation Law, as the same exists or may hereafter be amended, a director of the Company shall not be liable to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director. Article IX of the Company's Restated Bylaws provides for indemnification of officers and directors. In addition, the Company has entered into Indemnity Agreements with each of its officers and directors pursuant to which such officers and directors may be indemnified against losses arising from certain claims, including claims under the Securities Act, which may be made by reason of their being officers or directors.

          Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the Company pursuant to the foregoing provisions, the Company has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

No person has been authorized in connection with the offering made hereby to give any information or to make any representation not contained in this Prospectus and, if given or made, such information or representation must not be
relied upon as having been authorized by the Company.    This prospectus does
not constitute an offer to sell or a solicitation of an offer to buy any securities to any person or by anyone in any jurisdiction where such offer or solicitation would be unlawful. Neither the delivery of this Prospectus nor any sale made hereunder shall, under any circumstances, create any implication that the information contained herein is correct as of any date subsequent to the date hereof.

                    ----------------------------------------

                               TABLE OF CONTENTS
                               -----------------

                                 PAGE
                                 ----

Available Information..........  2

Incorporation of Certain
  Documents by Reference......   2

Use of Proceeds................  3

Selling Stockholders...........  3

Plan of Distribution...........  5

Legal Matters..................  5

Experts........................  6

Indemnification................  6

                                4,374,725 SHARES



                               STERLING SOFTWARE,
                                      INC.



                                  COMMON STOCK



                        --------------------------------


                                   PROSPECTUS


                       ---------------------------------


                                 May 26, 1994

                                    PART II
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.
         ---------------------------------------

          The following documents, which have been filed with the Commission by the Company, are incorporated herein by reference and made a part hereof: (i) Annual Report on Form 10-K for the year ended September 30, 1993, as amended by Form 10K/A Amendment No. 1, filed January 26, 1994; (ii) Quarterly Report on Form 10-Q for the quarter ended December 31, 1993; (iii) Quarterly Report on Form 10-Q for the quarter ended March 31, 1994, as amended by Form 10-Q/A Amendment No. 1, filed May 16, 1994; and (iv) the description of the Common Stock contained in the Company's Registration Statement on Form 8-A (No. 0-108465), filed March 7, 1990.

          All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act subsequent to the date of this Registration Statement and prior to a post-effective amendment that indicates that all of the Common Stock offered hereunder has been sold or that deregisters all of such Common Stock then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing thereof. Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for all purposes of this Registration Statement to the extent that a statement contained herein or therein or in any other subsequently filed document that also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4.  DESCRIPTION OF SECURITIES.
         -------------------------

                            Not applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.
         --------------------------------------

          Certain legal matters in connection with the validity of the securities offered hereby have been passed upon for the Company by Jackson & Walker, L.L.P., Dallas, Texas. Michael C. French, a partner in Jackson & Walker, L.L.P., is a director of the Company.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.
         -----------------------------------------

          Section 145 of the Delaware General Corporation Law empowers a corporation to indemnify its directors and officers or former directors and officers and to purchase insurance with respect to liability arising out of their capacity or status as directors and officers. Such law provides further that the indemnification permitted thereunder shall not be deemed exclusive of any other rights to which the directors and officers may be entitled under a corporation's certificate of incorporation, bylaws, any agreement or otherwise.

          Article IX of the Company's Certificate of Incorporation, as amended, provides that, to the fullest extent permitted by the Delaware General Corporation Law, as the same exists or may hereafter be amended, a director of the Company shall not be liable to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director. Article IX of the Company's Restated Bylaws provides for indemnification of officers and directors. In addition, the Company has entered into Indemnity Agreements with each of its officers and directors, pursuant to which such officers and directors may be indemnified against losses arising from certain claims, including claims under the Securities Act, which may be made by reason of their being officers or directors.

          Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the Company pursuant to the foregoing provisions, the Company has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.
         -----------------------------------

          Not applicable.

ITEM 8.  EXHIBITS.
         --------

          The following is a list of all exhibits filed as a part of this Registration Statement on Form S-8, including those incorporated herein by reference.

Exhibit
 Number   Description of Exhibit
- --------  ----------------------
4.1       Certificate of Incorporation of the Registrant./(1)/

4.2 Certificate of Amendment of Certificate of Incorporation of the Registrant./(2)/

4.3 Certificate of Amendment of Certificate of Incorporation of the Registrant./(3)/

4.4       Restated Bylaws of the Registrant./(4)/

4.5       Form of Common Stock Certificate./(5)/

5         Opinion of Jackson & Walker, L.L.P./(7)/

15        None.

23.1      Consent of Ernst & Young./(7)/

23.2      Consent of Arthur Andersen & Co./(7)/

23.3      Consent of Jackson & Walker, L.L.P. (included in its opinion filed as
          Exhibit 5 to this Registration Statement)./(7)/

24        Power of Attorney (appearing on page II-6 of this Registration
          Statement)./(7)/

25        None.

27        None.

28        None.

99.1      Incentive Stock Option Plan of the Registrant (as amended through
          January 31, 1994)./(6)/

99.2      Non-Statutory Stock Option Plan of the Registrant (as amended through
          January 31, 1994)./(6)/

- ---------------

(1) Previously filed as an exhibit to the Registrant's Registration Statement No. 2-82506 on Form S-1 and incorporated herein by reference.

(2) Previously filed as an exhibit to the Registrant's Annual Report on Form 10-K for the fiscal year ended September 30, 1993 and incorporated herein by reference.

(3) Previously filed as an exhibit to the Registrant's Registration Statement No. 33-69926 on Form S-8 and incorporated herein by reference.

(4) Previously filed as an exhibit to the Registrant's Registration Statement No. 33-47131 on Form S-8 and incorporated herein by reference.

(5) Previously filed as an exhibit to the Registrant's Registration Statement No. 2-86825 on Form S-1 and incorporated herein by reference.

(6) Previously filed as an exhibit to the Registrant's Quarterly Report on Form 10-Q for the quarter ended March 31, 1994 and incorporated herein by reference.

(7)  Filed herewith.


ITEM 9.  UNDERTAKINGS.
         ------------

     (a) The undersigned registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                    (i) To include any prospectus required by section 10(a)(3) of the Securities Act;

                    (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

                    (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

     Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to
Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

          (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                               POWER OF ATTORNEY


    Each person whose signature appears below authorizes Sterling L. Williams, George H. Ellis and Jeannette P. Meier, and each of them, each of whom may act without joinder of the others, to execute in the name of each such person who is then an officer or director of the Registrant and to file any amendments to this Registration Statement necessary or advisable to enable the Registrant to comply with the Securities Act of 1933, as amended, and any rules, regulations and requirements of the Securities and Exchange Commission, in respect thereof, in connection with the registration of the securities which are the subject of this Registration Statement, which amendments may make such changes in the Registration Statement as such attorney may deem appropriate.


                                   SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on the 26th day of May, 1994.

                                    STERLING SOFTWARE, INC.

                                             /s/ GEORGE H. ELLIS
                                    By:_______________________________________

                                                 GEORGE H. ELLIS
                                        Name:_________________________________

                                                 Executive Vice President,
                                                 Chief Financial Officer
                                        Title:________________________________

                                   SIGNATURES

   Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


      Signatures                     Title                        Date
- -----------------------  -----------------------------  ------------------------
                               President, Chief
/s/ Sterling L. Williams       Executive Officer
- -----------------------          and Director                  May 26, 1994
 Sterling L. Williams    (Principal Executive Officer)

                           Executive Vice President
/s/ George H. Ellis               and Chief
- -----------------------        Financial Officer               May 26, 1994
   George H. Ellis         (Principal Financial and
                             Accounting Officer)
/s/ Sam Wyly
- -----------------------         Chairman of the                May 26, 1994
      Sam Wyly                Board of Directors

/s/ Charles J. Wyly, Jr.
- -----------------------      Vice Chairman of the              May 26, 1994
 Charles J. Wyly, Jr.         Board of Directors

/s/ Evan A. Wyly
- -----------------------            Director                    May 26, 1994
    Evan A. Wyly

/s/ Michael C. French
- -----------------------            Director                    May 26, 1994
   Michael C. French

/s/ Robert J. Donachie
- -----------------------     Chairman of the Audit              May 26, 1994
  Robert J. Donachie        Committee and Director


/s/ Phillip A. Moore
- -----------------------    Executive Vice President,           May 26, 1994
   Phillip A. Moore         Technology and Director

/s/ Robert E. Cook
- -----------------------            Director                    May 26, 1994
    Robert E. Cook

/s/ Donald R. Miller, Jr.
- -----------------------                                        May 26, 1994
 Donald R. Miller, Jr.             Director

                               INDEX TO EXHIBITS

                                                                             Sequentially
Exhibit                                                                        Numbered
Number          Description of Exhibit                                           Page
- ------          ----------------------                                       ------------
4.1       Certificate of Incorporation of the Registrant./(1)/

4.2 Certificate of Amendment of Certificate of Incorporation of the Registrant./(2)/

4.3 Certificate of Amendment of Certificate of Incorporation of the Registrant./(3)/

4.4       Restated Bylaws of the Registrant./(4)/

4.5       Form of Common Stock Certificate./(5)/

5         Opinion of Jackson & Walker, L.L.P./(7)/

15        None.

23.1      Consent of Ernst & Young./(7)/

23.2      Consent of Arthur Andersen & Co./(7)/

23.3      Consent of Jackson & Walker, L.L.P. (included in its opinion filed as
          Exhibit 5 to this Registration Statement)./(7)/

24        Power of Attorney (appearing on page II-6 of this Registration
          Statement)./(7)/

25        None.

27        None.

28        None.

99.1      Incentive Stock Option Plan of the Registrant (as amended through
          January 31, 1994)./(6)/

99.2      Non-Statutory Stock Option Plan of the Registrant (as amended through
          January 31, 1994)./(6)/

- ---------------------------------

(1) Previously filed as an exhibit to the Registrant's Registration Statement No. 2-82506 on Form S-1 and incorporated herein by reference.

(2) Previously filed as an exhibit to the Registrant's Annual Report on Form 10-K for the fiscal year ended September 30, 1993 and incorporated herein by reference.

(3) Previously filed as an exhibit to the Registrant's Registration Statement No. 33-69926 on Form S-8 and incorporated herein by reference.

(4) Previously filed as an exhibit to the Registrant's Registration Statement No. 33-47131 on Form S-8 and incorporated herein by reference.

(5) Previously filed as an exhibit to the Registrant's Registration Statement No. 2-86825 on Form S-1 and incorporated herein by reference.

(6) Previously filed as an exhibit to the Registrant's Quarterly Report on Form 10-Q for the quarter ended March 31, 1994 and incorporated herein by reference.

(7)  Filed herewith.